Exhibit 5.1

Hengeler Mueller • Postfach 17 04 18 • 60078 Frankfurt

BioNTech SE

An der Goldgrube 12

55131 Mainz

Germany

Frankfurt am Main, September 8, 2025

Ladies and Gentlemen,

(1)

We are acting as legal advisors to BioNTech SE, a European stock corporation (Societas Europaea – SE) (the “Company”) in relation to the laws of Germany in connection with the Registration Statement on Form F-4, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the US Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering under the Securities Act up to 15,061,577 American Depositary Shares (Nasdaq Trading Symbol: BNTX, International Securities Identification Number (ISIN): US09075V1026, the “BioNTech ADSs”), each such American Depositary Share representing one newly issued ordinary registered share with no par value (auf den Namen lautende Stückaktie) of the Company, each with a notional par value (anteiliger Betrag des Grundkapitals) of €1.00 (the “New Shares”), with the definitive number of New Shares to be issued from capital increases to be implemented following (i) the acceptance time (as defined in the offer to exchange/prospectus included in the Registration Statement, herein “Acceptance Time”) and (ii) the expiry of the subsequent offering period (as defined in the offer to exchange/prospectus included in the Registration Statement, herein “Subsequent Offering Period”), in each case utilizing the Authorized Capital 2025 (as defined below) of the Company (the “Share Capital Increases”).

(2)

The BioNTech ADSs are being offered as consideration to acquire all issued and outstanding common shares with a par value of €0.12 per share of CureVac N.V. (Nasdaq Trading Symbol: CVAC) by means of an exchange offer in accordance with the rules and regulations under the Securities Act and the US Securities Exchange Act of 1934, as amended (the “Exchange Offer”).

(3)	In this opinion, “Germany” means the Federal Republic of Germany.

(4)	For the purposes of this opinion we have examined the following documents (the “Documents”):

(a)	an electronic copy of the Registration Statement;

(b)	an electronic copy of the executed purchase agreement made between the Company and CureVac N.V., dated June 12, 2025 (the “Purchase Agreement”);

(c)	a copy of an electronic excerpt from the commercial register (Handelsregister) of the Local Court (Amtsgericht) of Mainz, Germany (the “Commercial Register”) dated September 8, 2025;

(d)	an electronic copy of the articles of association (Satzung) of the Company (as in effect on the date hereof) (the “Articles of Association”);

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(e)

an electronic copy of the minutes of the annual general meeting (ordentliche Hauptversammlung) of the Company held on May 16, 2025 authorizing the management board (Vorstand) of the Company to increase the Company’s registered share capital with the consent of the supervisory board (Aufsichtsrat) of the Company, on one or more occasions, by up to €124,276,100.00 by issuing up to 124,276,100 new ordinary registered shares with no par value (auf den Namen lautende Stückaktie) of the Company against contributions in cash or in kind in the period up until May 15, 2030 (the “Authorized Capital 2025”);

(f)

electronic copies of (i) the resolution of the management board (Vorstand) of the Company resolving in principle on the Share Capital Increases, dated September 3, 2025 and (ii) a final draft of the resolution of the supervisory board (Aufsichtsrat) of the Company consenting to the resolution of the management board (Vorstand) of the Company referred to in (i);

(g)

electronic copies of drafts of (i) the resolutions of the management board (Vorstand) of the Company to be taken after (A) the acceptance time and (B) the expiry of the subsequent offering period to resolve upon the relevant Share Capital Increase, by increasing the Company’s share capital through the issuance of the requisite definitive number of new ordinary registered shares with no par value (auf den Namen lautende Stückaktie) of the Company against contribution in kind under exclusion of shareholders’ pre-emptive rights to underly the BioNTech ADSs and (ii) the resolutions of the supervisory board (Aufsichtsrat) consenting to the resolutions of the management board (Vorstand) of the Company referred to in (i)(A) and (i)(B) at the relevant time, respectively (the “Definitive Capital Increase Resolutions”);

(h)

an electronic copy of a draft form of the contribution and transfer deed (Einbringungs- und Übertragungsvertrag) to be made between Joh. Berenberg, Gossler & Co. KG (the “Subscription Agent”) and the Company relating to the contribution of validly tendered and accepted CureVac N.V. shares by the Subscription Agent into the Company (the “Contribution Agreement”, and together with the Purchase Agreement, the “Agreements”);

(i)	an electronic copy of a draft form of the subscription certificate (Zeichnungsschein) relating to the New Shares to be executed by the Subscription Agent;

(j)

an electronic copy of a draft form of the audit report to be issued by the court-appointed auditor on the validly tendered and accepted CureVac N.V. shares to be contributed into the Company pursuant to the Contribution Agreement

(k)	an electronic copy of a draft form of the registration application with the Commercial Register (Handelsregisteranmeldung) relating to the New Shares (including the relevant annexes); and

(l)	any such certificates, corporate records and other documents, and such matters of law, as we have deemed necessary or appropriate for the purposes of this opinion.

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(5)	In giving this opinion we have assumed in relation to the Documents that:

(a)

all Documents are within the capacity and power of and have been, and, to the extent the Documents are drafts only, will be, validly authorized, executed and delivered by and are, and, to the extent the Documents are drafts only, will be binding on the parties thereto and that there has been no breach of any of the terms thereof and that they correctly reflect the facts which they purport to reflect;

(b)

all formalities, applications, filings, procedures and undertakings required in connection with the implementation of each Share Capital Increase in the Commercial Register and provided for in the Agreements and/or otherwise agreed in connection with the Exchange Offer have been and will be strictly and completely adhered to by the respective parties;

(c)	all Documents reviewed by us as originals are authentic;

(d)	all Documents reviewed by us as copy or specimen documents conform to the originals and that the originals are authentic;

(e)	all Documents reviewed by us in purported “final draft” form will have been, or will be executed in the form reviewed by us without alterations;

(f)	all Documents reviewed by us and made as of the specific date have not been altered since such date until the date hereof;

(g)	the signatures on all documents reviewed by us are genuine and the persons who have signed Documents have full legal capacity;

(h)

all acts and decisions of courts, governmental or public agencies or bodies and stock exchanges regarding the issue and admission of shares of the Company are or, as applicable, will be validly taken, binding and will not be revoked;

(i)	all powers of attorney in relation to the Documents have been validly granted by all parties thereto and none of the powers of attorney in relation to the Documents has been revoked;

(j)

all Documents and any other documents stated herein as having been reviewed and/or relied upon by us have not been revoked, rescinded, repealed, terminated (in each case whether as a whole or in part), amended or supplemented and that the decision of any party to enter therein has not been influenced by any relevant error;

(k)	under all applicable laws (other than German law) the Agreements are and will at all times be valid, legally binding and enforceable in accordance with their terms between all parties thereto; and

(l)

the relevant entries in the Commercial Register regarding the Company and the Articles of Association are true, accurate and current as of the date hereof and no applications for registration are pending.

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(6)	Based upon and subject to the foregoing and subject as provided below, we are of the opinion that:

(a)

the Company is a European stock corporation (Societas Europaea – SE) duly established and validly existing under the laws of Germany and registered with the Commercial Register under number HRB 48720; and

(b)

following (i) the due execution of the respective Definitive Capital Increase Resolutions, the respective Contribution Agreement and the respective subscription certificate (Zeichnungsschein) in duplicate form, (ii) the valid and final receipt by the Company of the requisite number of CureVac N.V. shares constituting the contribution in kind from the Subscription Agent and (iii) the subsequent registration of the implementation of the respective Share Capital Increase with the Commercial Register, the respective New Shares that shall underly BioNTech ADSs to be issued after (x) the Acceptance Time and (y) the expiry of the Subsequent Offering Period will be validly issued, fully paid and non-assessable (nicht nachschusspflichtig).

(7)	This opinion is subject to the following:

(a)

This opinion is limited to matters of German law as presently in effect and applied by the German courts (including the law of the European Union to the extent it is directly applicable in Germany). We have not investigated and do not express or imply any opinion with respect to the laws of any other jurisdiction.

(b)

We have not verified, do not opine upon, and do not assume any responsibility for the accuracy, completeness, or reasonableness of any statement contained in any offering or other disclosure materials relating to the Exchange Offer or the Company.

(c)

This opinion expresses and describes German legal concepts in English and not in the original German terms, which may differ in their exact legal meaning. Therefore, this opinion is issued and may only be relied upon under the condition that all words and expressions used herein shall be construed in accordance with the laws of Germany. This opinion is limited to the matters addressed herein and should not be read as opinion in respect to any other matter.

(d)

This opinion speaks as of its date and is confined to and is given on the basis of the laws of Germany (including the laws of the European Union to the extent directly applicable in Germany) as they exist at the date hereof without regard to any change that may come into effect after such date.

(e)

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” contained in the offer to exchange/prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

(f)	This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you in connection with the Share Capital Increases and the Exchange Offer.

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Very truly yours,

/s/ Hengeler Mueller Partnerschaft von Rechtsanwälten mbB

HENGELER MUELLER

Partnerschaft von Rechtsanwälten mbB